Exhibit 10.2B

                           CONVERTIBLE PROMISSORY NOTE

$ 500,000.00                                                   January ___, 2000

LCS GOLF, INC., a Delaware corporation having an address at 24 East 12th Street, New York, New York 10003 (hereafter referred to as the "MAKER") hereby promises to pay on demand at any time after July __, 2000 to the order of QUINTEL COMMUNICATIONS, INC., a Delaware corporation, having an address at One Blue Hill Plaza, Pearl River, New York 10965 (hereafter referred to as the "HOLDER"), or such other place as the holder hereof may from time to time designate in writing, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00) DOLLARS without interest until the first to occur of maturity or the occurrence of an event of default at a rate of interest calculated on the unpaid principal balance hereof from the date hereof until this Note is paid in full at an annual rate equal to the prime rate (defined below) plus two (4 %) percent, but in no event shall the annual rate of interest charged hereunder exceed twelve (14 %) percent. Prime rate shall mean the rate identified as such from time to time as published from time to time in The Wall Street Journal, New York, New York. The interest rate in effect on and after the date interest first begins to accrue shall be determined by the prime rate in effect on the first date immediately preceding such date on which the prime rate is published and thereafter the annual rate of interest charged hereunder shall change on and as of the first day of the month following the date of the change on which the prime rate is published. Interest shall be calculated on the basis of a 365 day year for each day of the year actually outstanding. All payments shall be made in lawful money of the United States of America.

If a law which applies to this Note and which sets maximum rates of interest which may be charged, is finally interpreted so that the interest collected or to be collected pursuant to this Note exceeds the permitted limits, then: (i) such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (ii) any sums already collected from the person or persons as to whom such charged is determined to have exceeded the permitted limits will be refunded to such person or persons. The holder of this Note may choose to make this refund by reducing the principal amount owed under this Note or by making a direct payment to such person or persons. If a refund reduces principal, the reduction will be treated as a partial prepayment.

PREPAYMENTS - The entire principal balance may be prepaid, without penalty, together with payment of all accrued and unpaid interest, at any time, provided, however, that prior to making such prepayment the MAKER gives HOLDER fifteen business (15) days prior written notice of such prepayment and HOLDER shall during such period have the right to convert this Note into shares of MAKER's common stock in accordance with the other provisions of this Note. A copy of any prepayment notice given by MAKER to HOLDER shall be given to Geoffrey A. Bass, Esq., Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Ave., NY, NY 10022-1200.

PAYMENT OF COSTS - In addition to the principal and interest payments specified above, the MAKER shall pay to HOLDER or any other holder hereof upon demand, all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred by HOLDER or such holder, in the administration of the loan evidenced by this Note or in the enforcement of the rights of HOLDER or such holder hereunder.

DEFAULTS - The occurrence of any of the following events shall constitute a ADefault@:

            11.1 MAKER shall fail to pay any installment of principal and interest due under this Note or under any other promissory note or other instrument for the payment of money given by MAKER to HOLDER on the due date thereof;

            11.2 sale or transfer of all or substantially all of the assets of MAKER;

            11.3 MAKER liquidates, winds up its business, dissolves or terminates it existence;

            11.4 any voluntary proceeding by MAKER is commenced under any chapter of the Federal Bankruptcy Code or other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of MAKER, or any such proceeding is commenced against MAKER and such proceeding is not dismissed within sixty (60) days from the date on which it is filed or instituted; or MAKER shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they mature or that it is otherwise insolvent;

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            11.5 occurrence of an Event of Default under the Guaranty or the
            Pledge Agreement;

            11.6 occurrence of a default by MAKER under the Marketing Agreement between the MAKER and the HOLDER of even date herewith (the AMarketing Agreement@) which is not cured within thirty (30) days after notice of such default is given to MAKER.

Upon the occurrence of a Default, the holder shall have the right to demand immediate payment of all unpaid principal of and interest due under this Note if the Default is not cured within thirty (30) days after written notice of the Default is given to MAKER (the failure to so cure the Default shall be referred to as an AAcceleration Event@), and upon such demand being made by notice to MAKER, the entire unpaid principal of and interest due under this Note shall be immediately due and payable, and the holder may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding. MAKER shall forthwith notify HOLDER, in writing, of the occurrence of any of the events constituting a Default. If any Acceleration Event shall occur, the MAKER will pay the holder such further amounts as shall be sufficient to cover all costs and expenses incurred in connection with the collection of this Note and/or the enforcement of the holder's rights, including but not limited to reasonable attorneys' fees, expenses and disbursements.

ACCELERATION - Whenever the MAKER shall be in default as aforesaid the entire unpaid amount of this Note shall at the option of HOLDER become immediately due and payable without further notice to or demand on MAKER. Without limitation to HOLDER rights hereunder, it is acknowledged that this note is payable on demand after July __, 2000, and HOLDER may, therefore, at any time thereafter and for any reason or no reason whatsoever, make demand and thereby accelerate the maturity hereof. The MAKER waives all right to stay of execution and exemption or property in any action to enforce any of the liabilities.

JURISDICTION - This Note shall be governed by and construed under the law of the State of New York. Unless applicable law requires a different method, any notice that must be given to MAKER under this Note will be given by delivering it or mailing it by first class mail to MAKER at its address set forth at the beginning of this Note or at such other address as MAKER may give notice of to the holder of this Note. Any notice to the holder of this Note will be given by mailing it first class mail to the holder of this Note at the address for the holder set forth at the beginning of this Note or at such other address as the holder may give notice of to MAKER.

Any action brought to enforce this Note may be brought in the State of New York, and MAKER hereby consents to the personal jurisdiction of the federal and state courts located in the State of New York, and agrees that unless applicable law requires a different method, service of process in any such action may be made by first class mail upon the MAKER at its address set forth in the beginning of this Note or at such other address as MAKER shall advise the holder of this Note by written notice to the address at which payments due under this Note are to be sent pursuant to the first paragraph of this Note.

CONVERSION RIGHT - HOLDER may at any time prior to payment hereof convert the principal amount of this Note into that number of shares of the MAKER's common stock, par value $.001 per share which constitutes (1)percent of the MAKER's issued and outstanding shares of voting stock of all classes on the date of conversion on a fully diluted basis including the shares of common stock issuable upon conversion of this Note. To convert this Note HOLDER must surrender same at the office of the MAKER, together with a written notice of conversion. This conversion right may only be exercised by HOLDER. The MAKER represents and warrants to HOLDER that it has an authorized capitalization consisting of20,000,000 shares of stock of one class only being common shares without par value per share (the "common stock"), of which (2)shares are issued and outstanding; no shares are held in the Corporation's treasury, and no other class of capital stock is authorized or outstanding. MAKER agrees at all times to reserve and hold available a sufficient number of shares

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1 2.7% (500,000 shares is 2.7% of 18, 826,725, assuming that the latter number constitutes the total outstanding shares on a fully diluted basis.

2 17,519,225 issued and outstanding (?) and an additional 1,307,500 shares subject to options (?)

of common stock to cover the number of shares of common stock issuable upon conversion of this Note. If the MAKER is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other entity all or substantially all of its assets, provision shall be made as part of the terms of the recapitalization, consolidation, merger or conveyance so that the holder of this Note may receive, in lieu of the common stock otherwise issuable upon conversion of this Note the same kind and amount of securities or other property as may be distributable upon the recapitalization, consolidation, merger or conveyance with respect to the common stock.

GUARANTY AND SECURITY INTEREST - Debtor's obligations under this Note have been guaranteed by Dr. Michael Mitchell pursuant to a Guaranty of even date herewith ("Guaranty") and to secure his performance under the Guaranty, Dr. Michael Mitchell has pledged to HOLDER certain securities pursuant to a Pledge Agreement of date herewith (the "Pledge Agreement").

MISCELLANEOUS - The obligation of the MAKER to make payments hereunder is absolute and unconditional and shall not be subject to any defense, set-off, counterclaim or recoupment which the MAKER may have against the Holder by reason of any indebtedness or liability at any time owing by the Holder to the MAKER, including but not limited to by reason of any claim or dispute under the Marketing Agreement. MAKER waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note and consents to any or all delays, extensions of time, renewals, releases of any party to this Promissory Note and of any available security therefor to any party to this Promissory Note or to the actual holder thereof and any and all waivers or modifications that may be granted or consented to by the holder with regard to the time of payment or with respect to any other provisions of this Note and agrees that no such action or failure to act on part of the holder shall be construed as a waiver by the holder of, or otherwise affect, its right to avail itself of any remedy with respect thereto.

IN WITNESS WHEREOF, the MAKER has caused this Note to be signed and delivered by its duly authorized officer this __ day of __________ 2000.

LCS GOLF, INC.

By:

Name:

Title:


STATE OF ____________________)
) ss.:
COUNTY OF ______________________)

On the day of , in the year 2000, before me, the undersigned, a notary public in and for __ said __ state, personally appeared _________________ , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public